UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):                    June 21, 2018

            ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

   30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

            (248) 960-9009

(Registrant’s telephone number, including area code)

            Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01              Other Events.

On June 21, 2018 at 10:00 a.m. Eastern Time, Rockwell Medical, Inc. (the “Company”) convened its 2018 Annual Meeting of Shareholders (the “Meeting”).  Immediately thereafter, in compliance with an order from the Oakland County Court and pursuant to the terms of a Term Sheet dated June 20, 2018 among the Company, Robert Chioini, Thomas Klema, Patrick Bagley and Ronald Boyd, the Meeting was adjourned in accordance with the Company’s Amended and Restated Bylaws.  As announced at the Meeting, the Meeting will reconvene on Friday, July 20, 2018 at 10:00 a.m. Eastern Time as a virtual meeting and at the same web address and the business to be conducted at the adjourned Meeting will be the same business described in the Company’s proxy statement dated April 30, 2018 as revised by the Company’s supplemental proxy statement dated June 7, 2018.  The record date for the Meeting remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 21, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board